EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SVB Financial Group:
We consent to the incorporation by reference in the registration statements (No. 333-183323, 333-176232, 333-168836, 333-134655, 333-133262, 333-118091, 333-108434, 333-92410, 333-59590, 333-39680, 333-89641, 333-68857, 333-28185, 333-05489, and 033-60467) on Form S-8 and registration statements on Form S-3 (Nos. 333-169374, 333-163135, 333-156613, and 333-109312) of SVB Financial Group (the Company) of our reports dated February 27, 2013, with respect to the consolidated balance sheets of SVB Financial Group and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of the Company.
/s/ KPMG LLP
San Francisco, California
February 27, 2013